Exhibit 23.01



Consent of Independent Certified Public Accountants



Board of Directors
I.C. Isaacs & Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-63871) and (333-46916) of our reports dated February 28, 2003 relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                BDO SEIDMAN, LLP

Bethesda, Maryland
April 4, 2003


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